UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

EDISON INTERNATIONAL
(Exact name of registrant as specified in its charter)

California	001-9936	95-4137452
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2244 Walnut Grove Avenue
(P.O. Box 976)
Rosemead, California 91770
(Address of principal executive offices, including zip code)

(626) 302-2222
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE	LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                          ☐

Item 1.01	Entry into a Material Definitive Agreement
On July 30, 2019, Edison International (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc., and Morgan Stanley & Co. LLC as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 28,000,000 shares of its common stock, no par value (“common stock”), at a public offering price of $68.50 per share. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 4,200,000 shares of common stock, which the Underwriters exercised in full on July 31, 2019. The common stock was offered and sold pursuant to a prospectus supplement, dated July 30, 2019, and a base prospectus, dated April 30, 2019, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-231121).
A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the Underwriting Agreement set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
See the Exhibit Index below.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of July 30, 2019

5.1	Opinion of Michael A. Henry, dated August 2, 2019

23.1	Consent of Michael A. Henry (included in Exhibit 5.1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: August 2, 2019